UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 13, 2015

WMIH Corp.

(Exact name of registrant as specified in its charter)

001-14667

(Commission

File Number)

Delaware	91-1653725
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

800 Fifth Avenue, Suite 4100 Seattle, Washington	98104
(Address of principal executive offices)	(Zip Code)

(206) 922-2957

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

WMIH Corp. (the “Company”) has previously disclosed that it continues to evaluate strategic opportunities across a broad array of industries for the purpose of facilitating an acquisition by the Company of one or more operating businesses.

During the three months ended September 30, 2015, the Company identified a potential acquisition opportunity and participated in a competitive sale process with respect to an operating division of a public company. However, we were not able to reach a definitive agreement for the transaction and discussions ceased on October 13, 2015. The Company expended time and resources to explore this potential acquisition, including the incurrence of reasonable fees and expenses for financial advisory, legal and consulting services. We expect that the majority of these fees and expenses will be recorded in the Company’s financial statements for the period ended September 30, 2015 and will be reflected in the Company’s upcoming Form 10-Q to be filed in November.

The Company is continuing to work with our strategic partner, KKR, to identify, consider and evaluate potential mergers, acquisitions, business combinations and other strategic opportunities. There can be no assurance that any transaction will occur or, if so, on what terms.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WMIH CORP. (Registrant)

Date: October 13, 2015	By:	/s/ Charles Edward Smith
	Name:	Charles Edward Smith
	Title:	Executive Vice President

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